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                                                 CITICASTERS INC. AND SUBSIDIARIES

                                      EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER COMMON SHARE
                                             (In thousands, except per share amounts)




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                                                                                         Three months        Six months
                                                                                            ended               ended
                                                                                        June 30, 1994       June 30, 1994
                                                                                        -------------       -------------
 Computation of primary and fully diluted earnings
 -------------------------------------------------
   per common share:
   -----------------
 Earnings before extraordinary items                                                     $ 5,161                 $3,409
 Earnings (loss) from extraordinary items                                                   -                       -
                                                                                         -------                -------
 Net earnings used to calculate primary and fully
   diluted earnings per share                                                            $ 5,161                $ 3,409
                                                                                         =======                =======

 Shares used in calculation of per share data:
   Weighted average Class A common shares                                                 10,154                 10,154
   Weighted average Class B common shares                                                  1,163                  1,163
   Dilutive effect of assumed exercise of certain stock
     options for the purchase of Class A common shares                                        83                     83
                                                                                         -------                -------
   Weighted average common shares used to calculate
     primary and fully diluted earnings per share                                         11,400                 11,400
                                                                                         =======                =======
 Primary and fully diluted earnings per common share:
   Earnings before extraordinary items                                                      $.45                   $.30
   Net earnings                                                                              .45                    .30
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